Exhibit 99.B.10

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of Professionally Managed Portfolios and to the use of our report dated January 26, 2001 on the financial statements and financial highlights of the Matrix Growth Fund and Matrix Emerging Growth Fund, each a series of Professionally Managed Portfolios. Such financial statements and financial highlights appear in the 2000 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.

                                  /s/ Tait, Weller & Baker

                                  TAIT, WELLER & BAKER

PHILADELPHIA, PENNSYLVANIA
APRIL 23, 2001